EXHIBIT 99.1

North Atlantic Trading Company, Inc.
257 Park Avenue South
New York, N.Y.  10010
                             COMPANY PRESS RELEASE

North Atlantic Trading Company, Inc. Acquires Stoker, Inc. for $22.5 million.

New York, November 18, 2003: North Atlantic Trading Company, Inc. today announced that it has purchased all of the outstanding shares of Stoker, Inc. (Stoker), pursuant to a stock purchase agreement, for $22.5 million, subject to certain post-closing adjustments.

In announcing the transaction, Mr. Thomas F. Helms, Jr., Chairman and Chief Executive Officer of North Atlantic Trading Company, said, "The Stoker business, with its strength in both the value-oriented chewing tobacco and make-your-own
(MYO) tobacco segments, is a perfect complement to our own premium and value brands in these segments. Given the intense price competition in the tobacco industry today and the growing popularity of value-oriented tobacco products among adult consumers, the acquisition of Stoker' s brands provides an opportunity to increase market share in these strategically important segments of our business."

Mr. Helms added, "Further, this acquisition creates opportunities for improved manufacturing and distribution efficiencies. It also gives our company a strong position in the popular 16 ounce value-oriented bag category."

Mr. Helms also stated, "Over the last three years, we have successfully responded and grown to meet consumer demand with our Zig-Zag(R) MYO tobacco products. While the Zig-Zag(R) MYO tobacco products continue to exhibit strong growth, we also recognize that many adult consumers are price-sensitive and seek value-oriented MYO products. Stoker's tobacco products provide us with important brands through which we can reach more of these price-sensitive adult consumers, who continue to switch from manufactured cigarettes."

Mr. David Brunson, President of North Atlantic Trading Company, added, "North Atlantic Trading Company is pleased to have this opportunity. The Stoker family and their employees have created a unique value-oriented niche in both the chewing tobacco and the MYO segments. It is our intention to continue the successful growth of these brands."

North Atlantic Trading Company, Inc. (NATC) is the holding company for National Tobacco Company L.P., which manufactures and distributes the Beech-Nut(R), Durango(R), Trophy(R) and Havana Blossom(R) chewing tobacco brands; for North Atlantic Operating Company, Inc. (NAOC), the exclusive distributor of Zig-Zag(R) premium cigarette papers, cigarette tubes and related products and the manufacturer and distributor of Zig-Zag(R) cigarette tobaccos in the U.S.; and for North Atlantic Cigarette Company, Inc. (NACC), which manufactures and distributes Zig-Zag(R) Premium Cigarettes in the U.S.


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Cautionary Note Regarding Forward-Looking Statements: Statements contained in this announcement regarding the possibility of NATC increasing market share or growth of its products, including Stoker's brands, and the achievement of manufacturing or distribution efficiencies are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs of NATC's management and the achievement of any such increase, growth or efficiencies are subject to significant uncertainties including, among other things, the ability of NATC to successfully integrate the business and operations of Stoker with its own smokeless tobacco and MYO businesses and operations, the actions with respect to pricing and marketing of NATC's competitors and factors affecting the smokeless tobacco and MYO segments of the tobacco industry in general.

See additional risk factors described under "Quantitative and Qualitative Disclosures about Market Risk" in NATC's Annual Report on Form 10-K for the year ended December 31, 2002, and other factors detailed from time to time in NATC's quarterly filings, on Form 10Q, with the Securities and Exchange Commission. NATC undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

Investor Contact:
-----------------
Mr. David Brunson
President & Chief Financial Officer
1-212-253-4587
dbrunson@natcinc.net

Media Contact:
--------------
Mr. Ron Tully
Vice President, New Products and Initiatives
1-212-253-4588
rtully@nationaltobacco.com